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                                EXHIBIT 1(3)(B)
  Form of Co-Underwriting Agreement between MML Investors Services, Inc. and
                                  MassMutual.


                               UNDERWRITING AND

                              SERVICING AGREEMENT

  This UNDERWRITING AND SERVICING AGREEMENT is made this 1st day of May,
1996, by and between MML Investors Services, Inc. ("MMLISI") and Massachusetts Mutual Life Insurance Company ("MassMutual"), on its own behalf and on behalf of Massachusetts Mutual Variable Life Separate Account I (the "Separate Account"), a separate account of MassMutual, as follows:

          WHEREAS, the Separate Account was established under authority of the Board of Directors of MassMutual in order to set aside and invest assets attributable to certain variable life insurance contracts (the "Contracts") issued by MassMutual; and

          WHEREAS, MassMutual has registered the Separate Account under the Investment Company Act of 1940, as amended, (the "1940 Act") and has registered the Contracts under the Securities Act of 1933, as amended, (the "1933 Act"); and

          WHEREAS, MassMutual will continue the effectiveness of the registrations of the Separate Account under the 1940 Act and the Contracts under the 1933 Act; and

          WHEREAS, MassMutual intends for the Contracts to be sold by its agents and brokers who are required to be registered representatives of a broker-dealer that is registered with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 ("1934 Act") and a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

          WHEREAS, MMLISI has served as the principal underwriter of the Contracts pursuant to a Servicing Agreement (the "Servicing Agreement") dated July 28, 1988, as amended, and

          WHEREAS, MassMutual desires to engage MMLISI, and broker-dealer registered with the SEC under the 1934 Act and a member of the NASD, to now act as a co-underwriter ("Co-underwriter") in connection with the distribution of the Contracts by the full-time career contracted agents of MassMutual
("Agents") and certain other brokers, and in connection therewith, to provide certain services and supervision to such Agents and brokers who are also registered representatives of MMLISI and who sell the Contracts, and to otherwise perform certain duties and functions that are necessary and proper for the distribution of the Contracts as required under applicable federal and state securities laws and NASD regulations, and MMLISI desires to act as Co-underwriter for the sale of the Contracts and to assume such responsibilities;

          NOW, THEREFORE, the parties hereto agree as follows:

1. UNDERWRITER. The Servicing Agreement is hereby terminated and MassMutual hereby appoints MMLISI as, and MMLISI agrees to serve as, Co-underwriter of the Contracts during the term of this Agreement for purposes of federal and state securities laws. MassMutual reserves the right, however, to refuse at any time or times to sell any Contracts hereunder for any reason, and MassMutual maintains ultimate responsibility for the sales of the Contracts.

2. SERVICES. MMLISI agrees, on behalf of MassMutual and in its capacity as Co-underwriter, to undertake at its own expense except as otherwise provided herein, to provide certain sales, administrative and

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   supervisory services relative to the Contracts as described below, and otherwise to perform all duties that are necessary and proper for the distribution of the Contracts as required under applicable federal and state securities laws and NASD regulations.

3. BEST EFFORTS. MMLISI shall use reasonable efforts to sell the Contracts but does not agree hereby to sell any specific number of Contracts and shall be free to act as underwriter of other securities. MMLISI agrees to offer the Contracts for sale in accordance with the prospectus then in effect for the Contracts.

4. COMPLIANCE AND SUPERVISION.   All persons who are engaged directly or
   indirectly in the operations of MMLISI and MassMutual in connection with the offer or sale of the Contracts shall be considered a "person associated" with MMLISI as defined in Section 3(a)(18) of the 1934 Act. MMLISI shall have full responsibility for the securities activities of each such person as contemplated by Section 15 of the 1934 Act.

   MMLISI shall be fully responsible for carrying out all compliance, supervisory and other obligations hereunder with respect to the activities of its registered representatives as required by the NASD Rules of Fair Practice (the "Rules") and applicable federal and state securities laws. Without limiting the generality of the foregoing, MMLISI agrees that it shall be fully responsible for:

     a) ensuring that no representative of MMLISI shall offer or sell the Contracts until such person is appropriately licensed, registered, or otherwise qualified to offer and sell such Contracts under the federal securities laws and any applicable securities laws of each state or other jurisdiction in which such Contracts may be lawfully sold, in which MassMutual is licensed to sell the Contracts, and in which such person shall offer or sell the Contracts; and

     b) training and supervising MassMutual's Agents and brokers who are also registered representatives of MMLISI for purposes of complying on a continuous basis with the Rules and with federal and state securities laws applicable in connection with the offering and sale of the Contracts. In this connection, MMLISI shall:

    (i) jointly conduct with MassMutual such training (including the preparation and utilization of training materials) as in the opinion of MMLISI and MassMutual is necessary to accomplish the purposes of this Agreement;

    (ii) establish and implement reasonable written procedures for supervision of sales practices of registered representatives of MMLISI who sell the Contracts;

    (iii) provide a sufficient number of registered principals and an adequately staffed compliance department to carry out the responsibilities as set forth herein;

    (iv) take reasonable steps to ensure that MassMutual Agents and brokers who are also registered representatives of MMLISI recommend the purchase of the Contracts only upon reasonable grounds to believe that the purchase of the Contracts is suitable for such applicant; and

    (v) impose disciplinary measures on agents of MassMutual who are also registered representatives of MMLISI as required.

   The parties hereto recognize that any registered representative of MMLISI selling the Contracts as contemplated by this Agreement shall also be acting as an insurance agent of MassMutual or as an insurance broker, and that the rights of MMLISI to supervise such persons shall be limited to the extent

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   specifically described herein or required under applicable federal or state securities laws or NASD regulations. Such persons shall not be considered employees of MMLISI and shall be considered agents of MMLISI only as and to the extent required by such laws and regulations. Further, it is intended by the parties hereto that such persons are and shall continue to be considered to have a common law independent contractor relationship with MassMutual and not to be common law employees of MassMutual.

5  REGISTRATION AND QUALIFICATION OF CONTRACTS.   MassMutual has prepared or
caused to be prepared a registration statement describing the Contracts, together with exhibits thereto (hereinafter referred to as the "Registration Statement"). The Registration Statement includes a prospectus (the "Prospectus") for the Contracts.

MassMutual agrees to execute such papers and to do such acts and things as shall from time-to-time be reasonably requested by MMLISI for the purpose of qualifying and maintaining qualification of the Contracts for sale under applicable state law and for maintaining the registration of the Separate Account and interests therein under the 1933 Act and the 1940 Act, to the end that there will be available for sale from time-to-time such amounts of the Contracts as MMLISI may reasonably be expected to sell. MassMutual shall advise MMLISI promptly of any action of the SEC or any authorities of any state or territory, of which it is aware, affecting registration or qualification of the Separate Account, or rights to offer the Contracts for sale.

If any event shall occur as a result of which it is necessary to amend or supplement the Registration Statement in order to make the statements therein, in light of the circumstances under which they were or are made, true, complete or not misleading, MassMutual will forthwith prepare and furnish to MMLISI, without charge, amendments or supplements to the Registration Statement sufficient to make the statements made in the Registration Statement as so amended or supplemented true, complete and not misleading in light of the circumstances under which they were made.

6.  REPRESENTATIONS OF MASSMUTUAL.  MassMutual represents and warrants to MMLISI
    -----------------------------
as follows:

     (a) MassMutual is an insurance company duly organized under the laws of the Commonwealth of Massachusetts and is in good standing and is authorized to conduct business under the laws of each state in which the Contracts are sold, that the Separate Account was legally and validly established as a segregated asset account under the Insurance Code of Massachusetts, and that the Separate Account has been properly registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts.

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     (b)  All persons that will be engaging in the offer or sale of the
     Contracts will be authorized insurance agents of MassMutual.

     (c) The Registration Statement does not and will not contain any misstatements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not materially misleading.

     (d) MassMutual shall make available to MMLISI copies of all financial statements that MMLISI reasonably requests for use in connection with the offer and sale of the Contracts.

     (e) No federal or state agency or bureau has issued an order preventing or suspending the offer of the Contracts or the use of the Registration Statement, or of any part thereof, with respect to the sale of the Contracts.

     (f) The offer and sale of the Contracts is not subject to registration, or if necessary, is registered, under the Blue Sky laws of the states in which the Contracts will be offered and sold.

     (g) The Contracts are qualified for offer and sale under the applicable state insurance laws in those states in which the Contracts shall be offered for sale. In each state where such qualification is effected, MassMutual shall file and make such statements or reports as are or may be required by the laws of such state.

     (h) This Agreement has been duly authorized, executed and delivered by MassMutual and constitutes the valid and legally binding obligation of MassMutual. Neither the execution and delivery of this Agreement by MassMutual nor the consummation of the transactions contemplated herein will result in a breach or violation of any provision of the state insurance laws applicable to MassMutual, any judicial or administrative orders in which it is named or any material agreement or instrument to which it is a party or by which it is bound.

7. REPRESENTATIONS OF MMLISI. MMLISI represents and warrants to MassMutual as follows:

     (a) MMLISI is duly registered as a broker-dealer under the 1934 Act and is a member in good standing of the NASD and, to the extent necessary to perform the activities contemplated hereunder, is duly registered, or otherwise qualified, under the applicable securities laws of every state or other jurisdiction in which the Contracts are available for sale.

     (b) This Agreement has been duly authorized, executed and delivered by MMLISI and constitutes the valid and legally binding obligation of MMLISI. Neither the execution and delivery of this Agreement by MMLISI nor the consummation of the transactions contemplated herein will result in a breach or violation of any provision of the federal or state securities laws or the Rules, applicable to MMLISI, or any judicial or administrative orders in which it is named or any material agreement or instrument to which it is a party or by which it is bound.

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     (c)  MMLISI shall comply with the Rules and the securities laws of any jurisdiction in which it sells, directly or indirectly, any Contracts.

8. EXPENSES. MMLISI shall be responsible for all expenses incurred in connection with its provision of services and the performance of its obligations hereunder, except as otherwise provided herein.

MassMutual shall be responsible for all expenses of printing and distributing the Prospectuses, and all other expenses of preparing, printing and distributing all other sales literature or material for use in connection with offering the Contracts for sale.

9.  SALES LITERATURE AND ADVERTISING.   MMLISI agrees to ensure that its
registered representatives use only the Prospectus, statements of additional information, or other applicable and authorized sales literature then in effect in selling the Contracts. MMLISI is not authorized to give any information or to make any representations concerning the Contracts other than those contained in the current Registration Statement filed with the SEC or in such sales literature as may be authorized by MassMutual.

MMLISI agrees to make timely filings with the SEC, the NASD, and such other regulatory authorities as may be required of any sales literature or advertising materials relating to the Contracts and intended for distribution to prospective investors. MassMutual shall review and approve all advertising and sales literature concerning the Contracts utilized by MMLISI. MMLISI also agrees to furnish to MassMutual copies of all agreements and plans it intends to use in connection with any sales of the Contracts.

10. APPLICATIONS. All applications for Contracts shall be made on application forms supplied by MassMutual, and shall be remitted by MMLISI promptly, together with such forms and any other required documentation, directly to MassMutual at the address indicated on such application or to such other address as MassMutual may, from time to time, designate in writing. All applications are subject to acceptance or rejection by MassMutual at its sole discretion.

11. PAYMENTS. All money payable in connection with any of the Contracts, whether as premiums, purchase payments or otherwise, and whether paid by, or on behalf of any applicant or Contract owner, is the property of MassMutual and shall be transmitted immediately in accordance with the administrative procedures of MassMutual without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by MMLISI. Checks or money orders as payment on any Contract shall be drawn to the order of Massachusetts Mutual Life Insurance Company." No cash payments shall be accepted by MMLISI in connection with the Contracts. Unless otherwise agreed to by MassMutual in writing, neither MMLISI nor any of MassMutual's Agents nor any broker shall have an interest in any surrender charges, deductions or other fees payable to MassMutual as set forth herein.

12. INSURANCE LICENSES. MassMutual shall apply for and maintain the proper insurance licenses and appointments for each of the Agents and brokers selling the Contracts in all states or jurisdictions in which the Contracts are offered for sale by such person. MassMutual reserves the right to refuse to appoint any proposed Agent or broker, and to terminate an Agent or broker once appointed. MassMutual agrees to be responsible for all licensing or other fees required under pertinent state insurance laws to properly authorize Agents or brokers for the sale of the Contracts; however, the foregoing shall not limit MassMutual's right to collect such amount from any person or entity other than MMLISI.

13. AGENT/BROKER COMPENSATION. Commissions or other fees due all brokers and Agents in connection with the sale of Contracts shall be paid by MassMutual, on behalf of MMLISI, to the persons entitled thereto in accordance with the applicable agreement between each such broker or Agent and MassMutual or a general

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agent thereof. MMLISI shall assist MassMutual in the payment of such amounts as
MassMutual shall reasonably request, provided that MMLISI shall not be required to perform any acts that would subject it to registration under the insurance laws of any state. The responsibility of MMLISI shall include the performance of all activities by MMLISI necessary in order that the payment of such amounts fully complies with all applicable federal and state securities laws. Unless applicable federal or state securities law shall require, MassMutual retains the ultimate right to determine the commission rate paid to its Agents.

14. MMLISI COMPENSATION. As payment for its services hereunder, MMLISI shall receive an annual fee in the amount of $19,800 per year. Payments shall commence and be made no later than December 31 of each year. The fee shall be renegotiated annually commencing in 1997. The last agreed-to amount for this fee shall remain in effect until the new fee is mutually agreed upon and is set forth in a schedule attached hereto.

15. BOOKS AND RECORDS. MMLISI and MassMutual shall each cause to be maintained and preserved for the period prescribed such accounts, books, and other documents as are required of it by the 1934 Act and any other applicable laws and regulations. In particular, without limiting the foregoing, MMLISI shall cause all the books and records in connection with the offer and sale of the Contracts by its registered representatives to be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the 1934 Act, to the extent that such requirements are applicable to the Contracts. The books, accounts, and records of MMLISI and MassMutual as to all transactions hereunder shall be maintained so as to disclose clearly and accurately the nature and details of the transactions. The payment of premiums, purchase payments, commissions and other fees and payments in connection with the Contracts by its registered representatives shall be reflected on the books and records of MMLISI as required under applicable NASD regulations and federal and state securities laws requirements.

     MMLISI and MassMutual, from time to time during the term of this Agreement, shall divide the administrative responsibility for maintaining and preserving the books, records and accounts kept in connection with the Contracts; provided, however, in the case of books, records and accounts kept pursuant to a requirement of applicable law or regulation, the ultimate and legal responsibility for maintaining and preserving such books, records and accounts shall be that of the party which is required to maintain or preserve such books, records and accounts under the applicable law or regulation, and such books, records and accounts shall be maintained and preserved under the supervision of that party. MMLISI and MassMutual shall each cause the other to be furnished with such reports as it may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under such regulations and laws, and under the insurance laws of the Commonwealth of Massachusetts and any other applicable states or jurisdictions.

     MMLISI and MassMutual each agree and understand that all documents, reports, records, books, files and other materials required under applicable Rules and federal and state securities laws shall be the property of MMLISI, unless such documents, reports, records, books, files and other materials are required by applicable regulation or law to be also maintained by MassMutual, in which case such material shall be the joint property of MMLISI and MassMutual. All other documents, reports, records, books, files and other materials maintained relative to this Agreement shall be the property of MassMutual. Upon termination of this Agreement, all said material shall be returned to the applicable party.

     MMLISI and MassMutual shall establish and maintain facilities and procedures for the safekeeping of all books, accounts, records, files, and other materials related to this Agreement. Such books, accounts, records, files, and other materials shall remain confidential and shall not be voluntarily disclosed to any other person or entity except as described below in section 16.

16. AVAILABILITY OF RECORDS. MMLISI and MassMutual shall each submit to all regulatory and administrative bodies having jurisdiction over the sales of the Contracts, present or future, any information, reports, or other material that any such body by reason of this Agreement may request or require pursuant to

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applicable laws or regulations. In particular, without limiting the foregoing,
MassMutual agrees that any books and records it maintains pursuant to paragraph 15 of this Agreement which are required to be maintained under Rule 17a-3 or 17a-4 of the 1934 Act shall be subject to inspection by the SEC in accordance with Section 17(a) of the 1934 Act and Sections 30 and 31 of the 1940 Act.

17. CONFIRMATIONS. MassMutual agrees to prepare and mail a confirmation for each transaction in connection with the Contracts at or before the completion thereof as required by the 1934 Act and applicable interpretations thereof, including Rule 10b-10 thereunder. Each such confirmation shall reflect the facts of the transaction, and the form thereof will show that it is being sent on behalf of MMLISI acting in the capacity of agent for MassMutual.

18. INDEMNIFICATION. MassMutual shall indemnify MMLISI, its registered representatives, officers, directors, employees, agents and controlling persons and hold such persons harmless, from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and disbursements) resulting or arising out of or based upon an allegation or finding that: (i) the Registration Statement or any application or other document or written information provided by or on behalf of MassMutual includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to MassMutual by MMLISI or its registered representatives specifically for use in the preparation thereof, or
(ii) there is a misrepresentation, breach of warranty or failure to fulfill any covenant or warranty made or undertaken by MassMutual hereunder.

     MMLISI will indemnify MassMutual, its officers, directors, employees, agents and controlling persons and hold such persons harmless, from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys' fees and disbursements) resulting or arising out of or based upon an allegation or finding that: (i) MMLISI or its registered representatives offered or sold or engaged in any activity relating to the offer and sale of the Contracts which was in violation of any provision of the federal securities laws or, (ii) there is a material misrepresentation, material breach of warranty or material failure to fulfill any covenant or warranty made or undertaken by MMLISI hereunder.

Promptly after receipt by an indemnified party under this paragraph 18 of notice of the commencement of any action by a third party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 18, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from liability which the indemnifying party may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

19. INDEPENDENT CONTRACTOR. MMLISI shall be an independent contractor. MMLISI is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. MMLISI assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

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20.  TERMINATION.  Subject to termination as hereinafter provided, this
Agreement shall remain in full force and effect for the initial term of the Agreement, which shall be for a two year period commencing on the date first above written, and this Agreement shall continue in full force and effect from year to year thereafter, until terminated as herein provided.

This Agreement may be terminated by either party hereto upon 30 days written notice to the other party, or at any time upon the mutual written consent of the parties hereto. This Agreement shall automatically be terminated in the event of its assignment. Subject to MassMutual's approval, however, MMLISI may delegate any duty or function assigned to it in this agreement provided that such delegation is permissible under applicable law. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except the obligations to settle accounts hereunder, including the settlement of monies due in connection with the Contracts in effect at the time of termination or issued pursuant to applications received by MassMutual prior to termination.

21. INTERPRETATION. This Agreement shall be subject to the provisions of the 1934 Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts.

22. NON-EXCLUSIVITY. The services of MMLISI and MassMutual to the Separate Account hereunder are not to be deemed exclusive and MMLISI and MassMutual shall be free to render similar services to others so long as their services hereunder are not impaired or interfered with hereby.

23. AMENDMENT. his Agreement constitutes the entire Agreement between the parties hereto and may not be modified except in a written instrument executed by all parties hereto.

24. INTERESTS IN AND OF MMLISI. It is understood that any of the policyholders, directors, officers, employees and agents of MassMutual may be a shareholder, director, officer, employee, or agent of, or be otherwise interested in, MMLISI, any affiliated person of MMLISI, any organization in which MMLISI may have an interest, or any organization which may have an interest in MMLISI; that MMLISI, any such affiliated person or any such organization may have an interest in MassMutual; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the Charter, Articles of Incorporation, or By-Laws of MassMutual and MMLISI, respectively, or by specific provision of applicable law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officials thereunto duly authorized and seals to be affixed, as of the day and year first above written.

                                        MASSACHUSETTS MUTUAL LIFE
                                        INSURANCE COMPANY, on its behalf
                                        and on behalf of MASSACHUSETTS
                                        MUTUAL VARIABLE LIFE SEPARATE
ATTEST:                                 SEPARATE ACCOUNT

/S/ Richard Howe                             By: /S/  Paul Adornato
                                                 ------------------
                                             Paul Adornato

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ATTEST:                                 MML INVESTORS SERVICES, INC.

                                        By: /S/  Kenneth M. Rickson
                                           ------------------------
                                           Kenneth M. Rickson
                                           President and Chief Operating Officer
/S/ Michael L. Kerley

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